UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MASS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	20-5893809
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

Suite 507 – 700 West Pender Street
Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-142128

Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares, par value $0.0001
(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
The description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 22, 2007, is hereby incorporated by reference in response to this item.

ITEM 2.     EXHIBITS
The listed exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation effective as of October 11, 2007 (2)
3.3	Amendment to Articles of Incorporation effective as of June 23, 2008
3.4	Bylaws of the Registrant (1)
4	Instrument Defining the Rights of Holders - Form of Share Certificate (1)

(1) Hereby incorporated by reference from our SB-2 filed on April 16, 2007
(2) Hereby incorporated by reference from our 10-QSB filed on October 22, 2007

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MASS Petroleum Inc.

Date: October 3, 2008	By: /s/ Oleg Bilinski
Name: Oleg Bilinski
Title: Director, President and Chief Executive Officer